EXHIBIT 32.1

Section 1350 Certification of Principal Executive Officer

In connection with the quarterly report of PEN Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Rickert, PhD., the President and Chief Executive Officer of the Company, and I Adam Wasserman, Chief Accounting Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014	/s/ Scott Rickert
Scott Rickert, PhD.
President and Chief Executive Officer

Date: November 14, 2014	/s/ Adam Wasserman
Adam Wasserman
Chief Accounting Officer